APPENDIX A TO
MULTIPLE CLASS PLAN
OF CITY NATIONAL ROCHDALE FUNDS
(FORMERLY CNI CHARTER FUNDS)

MULTIPLE CLASS FUNDS

City National Rochdale Government Money Market Fund (Servicing Class, Class N and Class S)
City National Rochdale Prime Money Market Fund (Institutional Class, Servicing Class, Class N and Class S)
City National Rochdale California Tax–Exempt Money Market Fund (Servicing Class, Class N and Class S)
City National Rochdale Limited Maturity Fixed Income Fund (Institutional Class and Class N)
City National Rochdale Government Bond Fund (Institutional Class, Servicing Class and Class N)
City National Rochdale Corporate Bond Fund (Servicing Class and Class N)
City National Rochdale California Tax Exempt Bond Fund (Servicing Class and Class N)
City National Rochdale Full Maturity Fixed Income Fund (Institutional Class and Class N)
City National Rochdale Intermediate Fixed Income Fund (Institutional Class and Class N)
City National Rochdale Municipal High Income Fund (Servicing Class and Class N)
City National Rochdale High Yield Bond Fund (Institutional Class, Servicing Class and Class N)
City National Rochdale Fixed Income Opportunities Fund (Class N)
City National Rochdale Multi-Asset Fund (Institutional Class, Servicing Class and Class N)
City National Rochdale Dividend & Income Fund (Class N)
City National Rochdale U.S. Core Equity Fund (Institutional Class, Servicing Class and Class N)
City National Rochdale Diversified Equity Fund (Institutional Class and Class N)
City National Rochdale Socially Responsible Equity Fund (Institutional Class and Class N)
City National Rochdale Emerging Markets Fund (Class N)

Dated:  __________, 2013